                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                      OLYMPIC CASCADE FINANCIAL CORPORATION

                                       AND

                             WESTAMERICA CORPORATION

                         RELATING TO ALL OF THE ISSUANCE
                          AND OUTSTANDING CAPITAL STOCK

                                       OF

                       WESTAMERICA INVESTMENT GROUP, INC.



                                  MAY 28, 1997

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                                TABLE OF CONTENTS


I.   PURCHASE AND SALE . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.1    TERMS OF PURCHASE AND SALE . . . . . . . . . . . . . . .   2
     Section 1.2    CLOSING. . . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.3    OTHER TRANSACTIONS AT CLOSING. . . . . . . . . . . . . .   2

II.  REPRESENTATIONS AND WARRANTIES OF THE SELLER. . . . . . . . . . . . . .   3
     Section 2.1    ORGANIZATION AND QUALIFICATION . . . . . . . . . . . . .   3
     Section 2.2    CAPITALIZATION . . . . . . . . . . . . . . . . . . . . .   4
     Section 2.3    FINANCIAL CONDITION. . . . . . . . . . . . . . . . . . .   5
     Section 2.4    TAX AND OTHER LIABILITIES. . . . . . . . . . . . . . . .   6
     Section 2.5    LITIGATION AND CLAIMS. . . . . . . . . . . . . . . . . .   9
     Section 2.6    PROPERTIES OF WAIG . . . . . . . . . . . . . . . . . . .   9
     Section 2.7    CONTRACTS AND OTHER INSTRUMENTS. . . . . . . . . . . . .  11
     Section 2.8    ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Section 2.9    PATENTS, TRADEMARKS, ET CETERA . . . . . . . . . . . . .  14
     Section 2.10   QUESTIONABLE PAYMENTS. . . . . . . . . . . . . . . . . .  14
     Section 2.11   BROKER-DEALER REGISTRATION.. . . . . . . . . . . . . . .  15
     Section 2.12   NO THREATENED SEC PROCEEDINGS. . . . . . . . . . . . . .  15
     Section 2.13   NET CAPITAL. . . . . . . . . . . . . . . . . . . . . . .  15
     Section 2.14   NASD MEMBERSHIP. . . . . . . . . . . . . . . . . . . . .  16
     Section 2.15   FEES AND ASSESSMENTS.. . . . . . . . . . . . . . . . . .  16
     Section 2.16   NASD RESTRICTIONS. . . . . . . . . . . . . . . . . . . .  16
     Section 2.17   CRD REGISTRATION.. . . . . . . . . . . . . . . . . . . .  16
     Section 2.18   STATE BROKER-DEALER REGISTRATIONS. . . . . . . . . . . .  16
     Section 2.19   NO STATE INQUIRIES.  . . . . . . . . . . . . . . . . . .  17
     Section 2.20   REGISTERED REPRESENTATIVES.. . . . . . . . . . . . . . .  17
     Section 2.21   BROKERS BOND.. . . . . . . . . . . . . . . . . . . . . .  17
     Section 2.22   SIPC REGISTRATION.   . . . . . . . . . . . . . . . . . .  17
     Section 2.23   CLEARING AGREEMENT.. . . . . . . . . . . . . . . . . . .  18

III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER . . . . . . . . . . . .  18
     Section 3.1    ORGANIZATION AND QUALIFICATION.. . . . . . . . . . . . .  18
     Section 3.2    AUTHORITY TO BUY . . . . . . . . . . . . . . . . . . . .  18
     Section 3.3    DISCLOSURE OF INFORMATION. . . . . . . . . . . . . . . .  19

IV.  CONDITIONS TO OBLIGATIONS OF THE PURCHASER. . . . . . . . . . . . . . .  19
     Section 4.1    ACCURACY OF REPRESENTATIONS AND
                    COMPLIANCE WITH CONDITIONS . . . . . . . . . . . . . . .  19
     Section 4.2    OPINION OF COUNSEL . . . . . . . . . . . . . . . . . . .  20
     Section 4.3    THIRD PARTY APPROVALS. . . . . . . . . . . . . . . . . .  20
     Section 4.4    UPDATED FOCUS REPORTS. . . . . . . . . . . . . . . . . .  20
     Section 4.5    OTHER CLOSING DOCUMENTS. . . . . . . . . . . . . . . . .  20


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     Section 4.6    LEGAL ACTION . . . . . . . . . . . . . . . . . . . . . .  20
     Section 4.7    NO GOVERNMENTAL ACTION . . . . . . . . . . . . . . . . .  21
     Section 4.8    CONTRACTUAL CONSENTS NEEDED. . . . . . . . . . . . . . .  21
     Section 4.9    MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . . . .  22

V.   CONDITIONS TO OBLIGATIONS OF SELLER.. . . . . . . . . . . . . . . . . .  22
     Section 5.1    ACCURACY OF REPRESENTATIONS AND COMPLIANCE
                    WITH CONDITIONS. . . . . . . . . . . . . . . . . . . . .  22
     Section 5.2    LEGAL ACTION . . . . . . . . . . . . . . . . . . . . . .  22
     Section 5.3    CONTRACTUAL CONSENTS . . . . . . . . . . . . . . . . . .  22

VI.  COVENANTS OF SELLER . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     Section 6.1    ACCESS . . . . . . . . . . . . . . . . . . . . . . . . .  23
     Section 6.2    CONDUCT OF BUSINESS. . . . . . . . . . . . . . . . . . .  23
     Section 6.3    ADVICE OF CHANGES. . . . . . . . . . . . . . . . . . . .  24
     Section 6.4    PUBLIC STATEMENTS. . . . . . . . . . . . . . . . . . . .  24
     Section 6.5    OTHER PROPOSALS. . . . . . . . . . . . . . . . . . . . .  25
     Section 6.6    VOTING BY STOCKHOLDERS . . . . . . . . . . . . . . . . .  25

VII. COVENANTS OF PURCHASER. . . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 7.1    CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . .  26

VIII.     INDEMNIFICATION; SURVIVAL; LIMITATIONS ON LIABILITY. . . . . . . .  27
     Section 8.1    INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . .  27
     Section 8.2    SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . .  28

IX.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Section 9.1    BROKERAGE FEES . . . . . . . . . . . . . . . . . . . . .  29
     Section 9.2    REGULATORY FILINGS . . . . . . . . . . . . . . . . . . .  29
     Section 9.3    FURTHER ACTIONS. . . . . . . . . . . . . . . . . . . . .  29
     Section 9.4    SUBMISSION TO JURISDICTION . . . . . . . . . . . . . . .  29
     Section 9.5    MERGER; MODIFICATION . . . . . . . . . . . . . . . . . .  30
     Section 9.6    NOTICES. . . . . . . . . . . . . . . . . . . . . . . . .  30
     Section 9.7    WAIVER . . . . . . . . . . . . . . . . . . . . . . . . .  31
     Section 9.8    BINDING EFFECT . . . . . . . . . . . . . . . . . . . . .  31
     Section 9.9    NO THIRD-PARTY BENEFICIARIES . . . . . . . . . . . . . .  31
     Section 9.10   SEPARABILITY . . . . . . . . . . . . . . . . . . . . . .  32
     Section 9.11   HEADINGS . . . . . . . . . . . . . . . . . . . . . . . .  32
     Section 9.12   COUNTERPARTS; GOVERNING LAW. . . . . . . . . . . . . . .  32


                                      -ii-

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                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is being made this 28th day of May, 1997, by and between OLYMPIC CASCADE FINANCIAL CORPORATION, a Delaware corporation (the "Purchaser" or "Olympic"), with offices at 1001 Fourth Avenue, Suite 2200, Seattle, Washington 98154-1100; and WESTAMERICA CORPORATION, an Oklahoma corporation with offices at 4141 N. Scottsdale Road, Suite 100, Scottsdale, Arizona 85251 (the "Seller").

                              W I T N E S S E T H :

          WHEREAS, the Seller owns beneficially and of record all of the issued and outstanding capital stock (the "Acquired Securities") of West America Investment Group, Inc., an Arizona corporation ("WAIG"), which capital stock consists of 467,257.20 shares of common stock, par value $0.7795 per share (the "WAIG Common Stock").

          WHEREAS, WAIG is a broker-dealer duly registered with the Securities and Exchange Commission (the "SEC") and is a member in good standing with the National Association of Securities Dealers, Inc. (the "NASD") engaged in the general securities business.

          WHEREAS, the Purchaser desires to acquire the Acquired Securities from the Seller and the Seller desires to sell the Acquired Securities to the Purchaser, subject to the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the premises, representations, warranties, and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

I.   PURCHASE AND SALE.

Section 1.1    TERMS OF PURCHASE AND SALE.

               (a) At the Closing (as defined in Section 1.4 below), the Seller shall sell, assign, transfer, and convey to the Purchaser the Acquired Securities. The Seller shall deliver to the Purchaser at the Closing certificates representing the Acquired Securities, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto.

               (b) In consideration for the Acquired Securities, the Purchaser shall deliver to the Seller, at the Closing, by bank check, certified check, or wire transfer, the sum of Four Hundred and Forty Three Thousand Dollars ($443,000).

Section 1.2    CLOSING.

               The Closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of WAIG on the third (3rd) business day following the receipt of all applicable regulatory approvals (the "Closing Date") or such other time or date as the parties may mutually agree, but in no event later than June 15, 1997.

Section 1.3    OTHER TRANSACTIONS AT CLOSING.

               In addition to the transactions referred to in this Sections 1.1, 1.2, and 1.3 above, at the Closing, the Seller shall deliver to the Purchaser the following:


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               (a)  The minute books, stock certificate books, stock transfer ledgers, and corporate seals of WAIG and of West America Investment Company, a California corporation d/b/a WestAmerica Investment Group, a wholly-owned subsidiary of WAIG ("WAIC");

               (b) Resignations of all officers and directors of the WAIG and WAIC, except as mutually agreed;

               (c)  The Written Consent of any applicable regulatory authority.

               (d) Certificates of Good Standing as to WAIG issued by the appropriate governmental authorities of the State of Arizona and each state in which the WAIG is qualified to do business;

               (e) Certified copy of the Certificate of Incorporation of WAIG and WAIC, and all amendments thereto, certified by the Secretary of State of the State of Arizona; and

               (f) A copy of by-laws of WAIG and WAIC, certified by the secretary or assistant secretary thereof as being true, complete, and correct.

II.  REPRESENTATIONS AND WARRANTIES OF THE SELLER.

               The Seller represents and warrants to the Purchaser as follows:

Section 2.1    ORGANIZATION AND QUALIFICATION.

               WAIG does not own any capital stock of any corporation or any interest in any joint venture, partnership, association, trust, or other entity except that WAIG owns all of the issued and outstanding capital stock of WAIC.
Schedule 2.1 correctly sets forth as to WAIG and WAIC its place of incorporation, principal place of business, and jurisdictions in which it is qualified to do business.


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Each of WAIG and WAIC is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, will all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities, and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. Each of WAIG and WAIC is duly qualified to transact the business in which it is now engaged and is in good standing as a foreign corporation in every jurisdiction where the failure to so qualify would have material adverse effect upon the businesses assets, properties, prospectus, or financial condition of WAIG.

Section 2.2    CAPITALIZATION.

               The authorized capital stock of WAIG consists of 1,000,000 shares of common stock, par value $0.7795 per share, of which 467,257.20 shares are outstanding. The authorized capital stock of WAIC consists of 1,000,000 shares of common stock, par value $0.7795 per share (the "WAIC Common Stock"), of which 531,512.68 shares are outstanding. Each of such outstanding shares of WAIG Common Stock and WAIC Common Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders, and is owned of record and beneficially by the Seller, in the case of WAIG and by WAIG in the case of WAIC. The Acquired Securities are owned by the Seller and the WAIC Common Stock is owned by WAIG free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. There is no outstanding security or other instrument convertible into or exchangeable for capital stock of WAIG or WAIC nor is there any commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of,

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

any share of capital stock of WAIG or WAIC or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of WAIG or WAIC.

Section 2.3    FINANCIAL CONDITION.

               The Seller has delivered to the Purchaser true and correct copies of the following: the unaudited balance sheet of WAIG as of March 31, 1997, the audited balance sheet of WAIG as of March 31, 1996 and December 31, 1994, the unaudited statements of income, statements of retained earnings, and statements of cash flows of WAIG for the year ended March 31, 1997, and the audited statements of income, statements of retained earnings and statements of cash flows for the fifteen (15) months ended March 31, 1996, and the year ended December 31, 1994. Each such balance sheet presents fairly the financial conditions, assets, liabilities, and stockholders' equity of WAIG as of its date; each such statement of income and statement of retained earnings presents fairly the results of operations of WAIG for the period indicated and their retained earnings as of the date indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section
2.3 have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and are in accordance with the books and records of WAIG. Since March 31, 1997:

          (a) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or, to the Seller's knowledge, the future prospects of WAIG.

          (b) WAIG has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of WAIG.

          (c) The operations and business of the WAIG have been conducted in all respects only in the ordinary course.

          (d) WAIG has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

          (e) WAIG has not paid any expense resulting from the preparation of, or the transactions contemplated by, this Agreement, it being understood that the Seller shall have paid or will pay all such expenses (including, without limitation, its legal expenses resulting from this Agreement or the transactions contemplated hereby).

There is no fact known to the Seller, which materially and adversely affects or in the future (as far as the Seller can reasonably foresee) may materially and adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of WAIG; PROVIDED, HOWEVER, that the Seller express no opinion as to political or economic matters of general applicability.

Section 2.4    TAX AND OTHER LIABILITIES.

               (a) WAIG has no liability of any nature, accrued or contingent, including without limitation liabilities for Taxes (as defined in Section 2.4(f)) and liabilities to customers or suppliers, other than the following:


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

               (b) Liabilities for which full provision has been made on the balance sheet (the "Last Balance Sheet") as of March 31, 1997 (the "Last Balance Sheet Date"); and

               (c) Other liabilities arising since the Last Balance Sheet Date and prior to the Closing in the ordinary course of business which are not inconsistent with the representations and warranties of any Seller or any other provision of this Agreement.

               (d)  Without limiting the generality of Section 2.4(a):

                    (i) WAIG and any combined, consolidated, unitary or affiliated group of which WAIG is or has been a member prior to the Closing Date: (i) has paid all Taxes required to be paid on or prior to the Closing Date (including, without limitation, payments of estimated Taxes) for which WAIG could be held liable, except for Taxes which are being contested in good faith and by appropriate proceedings; and (ii) has accurately and timely filed (or filed an extension for), all federal, state, local, and foreign tax returns, reports, and forms with respect to such taxes required to be filed by them on or before the Closing Date.

                    (ii) The amount set up as provisions for Taxes on the Last
                         Balance Sheet are sufficient for all accrued and unpaid Taxes of WAIG, whether or not due and payable and whether or not in dispute, under tax laws as in effect on the Last Balance Sheet Date or now in effect, for the period ended on such date and for all periods prior thereto.

               (e) There is no material dispute or claim concerning any liability for Taxes of WAIG either (i) claimed or raised by any authority in writing, or (ii) as to which WAIG has knowledge based upon personal contact with any agent of such authority.

               (f) Schedule 2.4 sets forth all federal, state, local and foreign income tax returns filed with respect to WAIG for taxable periods on or after January 1, 1994 ("Tax Returns"), indicates those Tax Returns that currently are subject to audit. WAIG has delivered or made available to Purchaser complete and correct copies of all Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by WAIG since January 1, 1994. WAIG has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

               (g) WAIG has not filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). Neither WAIG has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payment that will not be deductible under Section 280G of the Code. WAIG will not have any liability on or after the Closing Date pursuant to any tax sharing or tax allocation agreement. Neither WAIG has any liability for the Taxes of any other person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

               (h) For purposes of this Agreement, "Taxes" shall mean all federal, state, local or foreign taxes, assessments, duties which are payable or remittable by WAIG or levied upon WAIG or any property of WAIG, or levied with respect to either of their assets, franchises, income, receipts, including, without limitation, import duties, excise, franchise, gross receipts, utility, real property, capital, personal property, withholding, FICA, unemployment compensation, sales or use, withholding, governmental charges (whether or not requiring the filing of a return), and all additions to tax, penalties and interest relating thereto.

Section 2.5    LITIGATION AND CLAIMS.

               To the knowledge of Seller there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to the Seller) with respect to the WAIG, or any of their respective businesses, properties, or assets. WAIG is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of Seller is any union attempting to represent any employee of WAIG as collective bargaining agent. WAIG is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is the Company required to take any action in order to avoid such violation or default which would have a material adverse effect upon the businesses, assets, properties, prospects or financial condition of WAIG.

Section 2.6    PROPERTIES OF WAIG.

               (a) Set forth on Schedule 2.6(a) is a list of all real property owned or leased by WAIG. With respect to real property that is owned by WAIG, WAIG has good and marketable title to all such property and such property is clear of all liens, mortgages, security interests, or encumbrances, except as otherwise disclosed on Schedule 2.6(a).

               (b) Set forth in Schedule 2.6(b) is a true and complete list of all personal properties and assets (other than real property) owned by WAIG or leased or licensed by WAIG from or to a third party. All such properties and assets owned by WAIG are reflected on the Last Balance Sheet (except for acquisitions subsequent to the Last Balance Sheet Date which are noted on
Schedule 2.6(b)). All such properties and assets owned, leased, or licensed by WAIG are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of WAIG excepted).

               (c) All accounts and notes receivable reflected on the Last Balance Sheet, or arising since the Last Balance Sheet Date, have been collected in the ordinary course of WAIG's customary practices, or are and will be good and collectible, without right or recourse, defense, deduction, return of goods, counterclaim, offsets, or set-off.

               (d) No real property owned, leased, or licensed by WAIG lies in an area which is, or to the knowledge of Seller will be, subject to zoning, use, or building code restrictions that would prohibit the continued effective ownership, leasing, licensing, or use of such real property in the business which the WAIG is now engaged.

               (e) WAIG has not to its knowledge caused or permitted its respective businesses, properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in this Section 2.6(e)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in this Section 2.6(e)) of any Hazardous Substance on or off the site of any property of WAIG. The term "Hazardous Substance" shall mean any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substance, as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant, as defined by 42 U.S.C. Section 9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by any other law, rule, or regulation. The term "Release" shall have the meaning set forth in 42 U.S.C. Section 9601(22).

Section 2.7    CONTRACTS AND OTHER INSTRUMENTS.

               Schedule 2.7 accurately and completely sets forth a list of all material contracts, agreements, loan agreements, instruments, leases, licenses, arrangements, or understandings with respect to WAIG. The Seller has furnished to the Purchaser, the certificate of incorporation (or other charter document) and by-laws of WAIG and all amendments thereto, as presently in effect, certified by the Secretary of such corporation. Each such contract, agreement, loan agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of WAIG, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to it in accordance with its terms. WAIG, is not in violation, in breach of, or in default with respect to any material terms of any such contract, agreement, loan agreement, instrument, lease, or license. Except for employment agreements and as disclosed in Schedule 2.7, WAIG is not a party to any contract, agreement, loan agreement, instrument, lease, license, arrangement, or understanding with, any Seller or any director, officer, or employee of WAIG, or any relative or affiliate of any Seller or of any such director, officer, or employee. The stock ledgers and stock transfer books and the minute book records of WAIG relating to all issuances and transfers of the stockholders of the Board of Directors and committees thereof of WAIG since its incorporation made available to the Purchaser are the original stock ledgers and stock transfer books and minute book records of WAIG or exact copies thereof.

Section 2.8    ERISA.

               (a) The name of each plan, program, arrangement, agreement or commitment sponsored or maintained by or on behalf of WAIG or any ERISA Affiliate (as defined below) or to which WAIG or any ERISA Affiliate makes or is obligated to make contributions or to which WAIG or any ERISA Affiliate made or was obligated to make contributions during the five (5) year period ending on the date hereof, which is a pension, profit sharing, savings, thrift or other retirement plan, deferred compensation, stock purchase, stock option, performance share, bonus or other incentive plan, severance pay plan, policy or procedure, life, health, disability or accident insurance plan, (including, without limitation, each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or vacation or other employee benefit plan, program, arrangement, agreement or commitment, whether or not written) (all of the foregoing being hereinafter referred to individually as a "Plan" and collectively as the "Plans") is set forth on Schedule 2.8 hereto. WAIG has substantially complied with all of the provisions of each Plan and all applicable provisions of ERISA and the Code, has administered each such Plan (including the payment of benefits thereunder) in all material respects in accordance with the provisions of each such Plan and all applicable provisions of ERISA and the Code, and no penalties under ERISA or any other applicable law or regulation are and at the Deemed Closing Date will be owed to any Plan participant and/or beneficiary and/or any governmental body with respect to the failure to file any reports or other information required under ERISA or any other applicable law or regulation or to distribute or make available any such reports or other information. WAIG has and at the Deemed Closing Date will have timely made all required contributions to each such Plan.

               (b) No such Plan is a "defined benefit plan" within the meaning of Section 3(35) of ERISA nor a "multi-employer plan" within the meaning of
Section 3(37) of ERISA.

               (c) As of the date hereof and as of the Deemed Closing Date, WAIG is entitled to cease its participation in each Plan referred to in this
Section 2.8 and each such Plan, by its provisions, permits WAIG to amend to terminate, in whole or in part, such Plan without default, penalty, premium or any additional cost to WAIG.

               (d) The transactions contemplated by this Agreement will not result in any payment or series of payments by Olympic or WAIG of a "parachute payment" within the meaning of Section 280G of the Code.

               (e) With respect to each Plan maintained or sponsored by WAIG which is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA (a "Welfare Plan"): (i) the applicable requirements of Part III of Subchapter 8B of Chapter 1 of the Code are satisfied if benefits under such Welfare Plan are intended to qualify for tax-favored treatment; (ii) there is no disqualified benefit which would subject Olympic to tax under Section 4976(a) of the Code; and (iii) each such Welfare Plan which is a group health plan within the meaning of Section 4980B of the Code is and has at all times been in compliance in all material respects with the applicable requirements of Sections 601 through 608 of ERISA, and WAIG is not now and has never been liable for any tax under Section 4980B of the Code.

               (f) None of the Plans is and, at the Deemed Closing Date, none will be under investigation or audit by either the United States Department of Labor or the Internal revenue Service.

               (g) None of the Plans provides benefits including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of WAIG beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) disability benefits under any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) that have been fully provided for by insurance or otherwise, (ii) deferred compensation benefits accrued as liabilities on the books of WAIG or (iv) benefits in the nature of severance pay.

               (h) For purposes of this Section 2.8, the term "ERISA Affiliate" shall mean all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with WAIG are treated as a single employer under any or all of sections 414(b), (c), (m), (n) or (o) of the code at any time during the period of five (5) years ended on March 31, 1997.

Section 2.9    PATENTS, TRADEMARKS, ET CETERA.

               Except as disclosed on Schedule 2.9, WAIG does not own or has pending, or is licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being herein called "Intangibles"). Those Intangibles listed on Schedule 2.9 are in good standing and uncontested. Neither any Seller, any director, officer, or employee of WAIG, nor any relative or affiliate of any Seller or of any such director, officer, or employee, possesses any Intangible which relates to the business of WAIG. "WestAmerica" is a trademark used by the WAIG to identify its products, and such trademark is protected by registration in the name of WAIG on the principal register in the United States Patent Office. There is no right under any Intangible necessary to the business of WAIG as presently conducted, except such as are so designated in Schedule 2.9. WAIG has not infringed, is infringing, or has received notice of infringement with asserted Intangibles of others. To the knowledge of the Seller, there is no infringement by others of Intangibles of WAIG.

Section 2.10   QUESTIONABLE PAYMENTS.

               No WAIG director, officer, agent, employee, or other person associated with or acting on behalf of the WAIG has, directly, or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the WAIG; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

Section 2.11   BROKER-DEALER REGISTRATION.

               WAIG is a Broker-Dealer duly registered with the SEC pursuant to
Section 15 of the Securities Exchange Act of 1934 as amended, ("the 1934 Act"). Attached hereto as Schedule 2.21 is a full and complete copy of WAIG's Form BD as amended through March 31, 1997 (the "Form BD"). To the knowledge of Seller, neither the Form BD nor the application for registration nor any amendment thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated or necessary in order to make the statements contained therein not misleading.

Section 2.12   NO THREATENED SEC PROCEEDINGS.

               To the knowledge of Seller, there is not currently pending or to the knowledge of the shareholders, threatened any inquiry, investigation, administrative proceeding, or civil action undertaken or initiated by the SEC concerning WAIG or its officers, directors, or registered representatives.

Section 2.13   NET CAPITAL.

               WAIG is not in violation of the applicable net capital provisions of the 1934 Act and the general rules and regulations thereunder.

Section 2.14   NASD MEMBERSHIP.

               WAIG is a member in good standing the with NASD, and, to the knowledge of Seller, there has not been for the most recent three years, nor is there currently pending or to the shareholders knowledge threatened, any inquiry investigation or disciplinary proceeding undertaken by the NASD concerning WAIG or any of its officers, directors, registered principals, or registered representatives.

Section 2.15   FEES AND ASSESSMENTS.

               As of March 31, 1997 there are no fees or assessments owed to the NASD or SIPIC for which bills have been received by WAIG, other than as set forth in Section 2.3.

Section 2.16   NASD RESTRICTIONS.

               There are no special restrictions or limitations imposed by the NASD relating to the conduct by WAIG of the business of a Broker-Dealer, except as set forth on Schedule 2.16 or the Form BD.

Section 2.17   CRD REGISTRATION.

               WAIG is registered with the Central Registration Depository under CRD Number 6626.

Section 2.18   STATE BROKER-DEALER REGISTRATIONS.

               WAIG is registered as a Broker-Dealer in the states and jurisdictions enumerated in Form BD, and all of such registrations are current, and except as set forth on Schedule 2.18, WAIG is in good standing as a registered Broker-Dealer in each such state or jurisdiction where such registration or qualification is required. As of March 31, 1997, no renewal or registration fee for which bills have been received is due or owing to any state othere than as set forth in Section 2.3. Also set forth on the Form

BD are all states and jurisdictions in which applications for registration of WAIG as a Broker-Dealer are currently pending.

Section 2.19   NO STATE INQUIRIES.

               WAIG's state Broker-Dealer registrations have not been terminated and to the knowledge of Seller there has not been, nor is there currently pending to or WAIG's knowledge threatened, any inquiry, investigation, administrative proceeding, or civil action undertaking or initiated by such states or jurisdictions concerning WAIG or its officers, directors, registered principals or registered representatives.

Section 2.20   REGISTERED REPRESENTATIVES.

               Attached hereto as Schedule 2.20 is a list of all registered representatives of WAIG and each state or jurisdiction in which each individual is registered.

Section 2.21   BROKERS BOND.

               WAIG currently has in effect a blanket Broker-Dealer fidelity bond as summarized in Schedule 2.21.

Section 2.22   SIPC REGISTRATION.

               WAIG is duly registered with the Security Investors Protection Corporation ("SIPC"). WAIG has paid or has made adequate provision for the payment of all SIPC assessments as of December 31, 1996.

Section 2.23   CLEARING AGREEMENT.

               WAIG presently has a clearing agreement, as amended and to be effective on and after the closing, with Correspondent Services Corporation ("CSC"), a true copy of which has been provided to Olympic. As of March 31, 1997, except as shown on Schedule 2.23 and except for unsecured debit balances of less than $1,000.00 for which WAIG has made adequate provision on its financials dated March 31, 1997, there will be no amount due and owing to CSC, nor will there by any unsecured debts of customers for which WAIG may be or become responsible.

III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

               The Purchaser represents and warrants to Seller as follows:

Section 3.1    ORGANIZATION AND QUALIFICATION.

               The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and in which it contemplates engaging.

Section 3.2    AUTHORITY TO BUY.

               The Purchaser has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Purchaser. This Agreement has been duly authorized, executed and delivered by the Purchaser, is the legal, valid, and binding obligation of the Purchaser.

Section 3.3    DISCLOSURE OF INFORMATION.

               The Purchaser has received all the information it considers necessary or appropriate for deciding whether to purchase the Acquired Securities. The Purchaser further represents that it has had the opportunity to ask questions and receive answers from the Seller and WAIG regarding the Acquired Securities and the businesses, assets, properties, prospects and financial condition of WAIG. The foregoing, however, does not limit or modify the representations and warranties of the Seller in Section 2 of this Agreement and the right of Purchaser to rely thereon, and is enforceable as to it in accordance with its terms.

IV.  CONDITIONS TO OBLIGATIONS OF THE PURCHASER.

               The obligations of the Purchaser under this Agreement are subject, at the option of the Purchaser, to the following conditions:

Section 4.1    ACCURACY OF REPRESENTATIONS AND COMPLIANCE WITH
               CONDITIONS.

               All representations and warranties of the Seller contained in this Agreement shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by Seller and regardless of knowledge or lack thereof on the part of Seller or changes beyond its or his control; as of the Closing, the Seller shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement; and the Purchaser shall have received a certificate executed by each of the Seller, dated the date of the Closing, to that effect.

Section 4.2    OPINION OF COUNSEL.

               The Seller have delivered to the Purchaser on the date of the Closing the opinion of counsel to WAIG and the Seller, dated as of the Closing Date, in form and substance satisfactory to counsel for the Purchaser.

Section 4.3    THIRD PARTY APPROVALS.

               Any and all permits and approvals from any governmental authority or other person necessary to permit the consummation of the transactions contemplated herein, including, without limitation, approval of the NASD, shall have been obtained.

Section 4.4    UPDATED FOCUS REPORTS.

               WAIG shall have delivered to Olympic copies of all 1997 focus reports filed by it.

Section 4.5    OTHER CLOSING DOCUMENTS.

               The Seller shall have delivered to the Purchaser at or prior to the Closing such other documents as the Purchaser may reasonably request in order to enable the Purchaser to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

Section 4.6    LEGAL ACTION.

               There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

Section 4.7    NO GOVERNMENTAL ACTION.

               There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of the Purchaser, (a) makes any of the transactions contemplated by this Agreement, illegal, (b) results in a delay in the ability of the Purchaser to consummate any of the transactions contemplated by this Agreement, (c) requires the divestiture by the Purchaser of any of the shares of the Common Stock to be sold pursuant to this Agreement or of a material portion of the business of either the Purchaser and its subsidiaries taken as a whole, or of the Company (d) imposes material limitations on the ability of the Purchaser effectively to exercise full rights of ownership of such shares or (e) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to the Purchaser of any of the transactions contemplated by this Agreement.

Section 4.8    CONTRACTUAL CONSENTS NEEDED.

               The parties to this Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by this Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

Section 4.9    MATERIAL ADVERSE CHANGE.

               Since March 31, 1997 there has been no event or development or combinations of changes or developments, individually or in the aggregate, that could be reasonably expected to have a material adverse effect on the business, operations, or future prospects of WAIG.

V.   CONDITIONS TO OBLIGATIONS OF SELLER.

Section 5.1    ACCURACY OF REPRESENTATIONS AND COMPLIANCE WITH
               CONDITIONS.

               All representations and warranties of the Purchaser contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by the Purchaser and regardless of the knowledge or lack thereof on the part of the Purchaser or changes beyond its control; as of the Closing, the Purchaser shall have performed and complied with all conditions required to be performed and complied with by it at or before such time by this Agreement, and the Seller shall have received a certificate executed an executive officer of the Purchaser, dated the date of the Closing, to that effect.

Section 5.2    LEGAL ACTION.

               There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

Section 5.3    CONTRACTUAL CONSENTS.

               The parties to this Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by this Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

VI.  COVENANTS OF SELLER.

               The Seller covenants and agrees as follows:

Section 6.1    ACCESS.

               Until the earlier of the Closing or the termination of this Agreement on June 15, 1997 for the failure to obtain applicable regulatory approval (the "Release Time"), the Seller will cause WAIG to afford the officers, employees, counsel, agents, investment bankers, accountants, and other representatives of the Purchaser free and full access to the plants, properties, books, and records of WAIG, will permit them to make extracts from the copies of such books and records, and will from time to time furnish the Purchaser with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of WAIG as the Purchaser from time to time may reasonably request.

Section 6.2    CONDUCT OF BUSINESS.

               Until the Release Time, the Seller will cause WAIG to conduct its affairs so that at the Closing no representation or warranty of the Seller will be inaccurate, no covenant or agreement of the Seller will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of WAIG. Except as otherwise requested by the Purchaser in writing, until the Release Time, the Seller will cause WAIG to use its best efforts to preserve its business operations intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of WAIG, and to preserve the good will of its customers, and others having business relations with any of them. Until the Release Time, the Seller will cause WAIG to conduct its business and operations in all respects only in the ordinary course.

Section 6.3    ADVICE OF CHANGES.

               Until the Release Time, the Seller will immediately advise the Purchaser in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which any of them obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in this Agreement or a Schedule hereto, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

Section 6.4    PUBLIC STATEMENTS.

               Neither the Seller nor WAIG shall disseminate any information to the public regarding this Agreement or the transactions contemplated hereby, without the prior written consent of the Purchaser, unless either Seller or WAIG are advised by counsel that such disclosure is required and it is not possible to timely obtain the Purchaser's consent. Notwithstanding the foregoing, nothing contained herein shall prevent the Seller from releasing any information to any governmental authority if required to do so by law.

Section 6.5    OTHER PROPOSALS.

               Until the Release Time, the Seller shall not, and shall neither authorize nor permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of any of them directly or indirectly, to: (i) initiate contact with any person or entity in an effort to solicit any Takeover Proposal (as such term is defined in this Section 6.5); (ii) cooperate with, or furnish or cause to be furnished any non-public information relating to the financial conditions, results of operations, business, properties, assets, liabilities, or future prospects of WAIG to, any person or entity in connection with any Takeover Proposal; (iii) negotiate with any person or entity with respect to any Takeover Proposal; or
(iv) enter into any agreement or understanding with the intent to effect a Takeover Proposal of which any of them becomes aware. As used in this
Section 6.5, "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, (x) for a merger, consolidation, reorganization, other business combination, or recapitalization involving the WAIG, for the acquisition of a five (5%) percent or greater interest in the equity or in any class or series of capital stock of the WAIG, for the acquisition of the right to cast five (5%) percent or more of the votes on any matter with respect to WAIG, or for the acquisition of a substantial portion of any of its assets other than in the ordinary course of its businesses or (y) the effect of which may be to prohibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or impair the contemplated benefits to the Purchaser or of any of the transactions contemplated by this Agreement.

Section 6.6    VOTING BY STOCKHOLDERS.

               The Seller agrees that until the Release Time, it will vote all securities of WAIG which it is entitled to vote against (a) any merger, consolidation, reorganization, other business combination, or capitalization WAIG, (b) any sale of assets of WAIG, (c) any stock split, stock dividend, or reverse stock split relating to any class or series of WAIG, (d) any issuance of any shares of capital stock of WAIG, any option, warrant, or other right calling for the issuance of any such share of capital stock, or any security convertible into or exchangeable for any such share of capital stock, (e) any authorization of any other class or series of stock of WAIG, (f) the amendment of the certificate of incorporation (or other charter document) or the by-laws of WAIG, or (g) any other proposition the effect of which may be to prohibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or to impair materially the contemplated benefits to the Purchaser of the transactions contemplated by this Agreement.

VII. COVENANTS OF PURCHASER.

               The Purchaser covenants and agrees as follows:

Section 7.1    CONFIDENTIALITY.

               The Purchaser shall insure that all confidential information which the Purchaser, any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants, may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of WAIG shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them without the prior written consent of WAIG, as the case may be, provided, however, that the restrictions of this sentence shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (c) to the extent the information shall have otherwise become publicly available. This Section 7.1 shall survive termination of this Agreement.

VIII.          INDEMNIFICATION; SURVIVAL; LIMITATIONS ON LIABILITY.

Section 8.1    INDEMNIFICATION.

               (a) Subject to the terms and conditions set forth in Section 8.2, the Seller agrees to indemnify and hold harmless the Purchaser, its officers, directors, employees, counsel, and agents, (collectively, the "Indemnitees"), against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and reasonable legal and other expenses related thereto (collectively, "Claims"), as and when incurred, arising out of or based upon any breach of any covenant or agreement of the Seller contained in this Agreement or any document or instrument delivered in connection with this Agreement or any misrepresentation in or omission from any of the representations or warranties of the Seller in this Agreement.

               (b) Each Indemnitee shall give the Seller prompt notice of any claim asserted or threatened against such Indemnitee on the basis of which such Indemnitee intends to seek indemnification (but the obligations of the Seller shall not be conditions upon receipt of such notice, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice). The Seller shall promptly assume the defense of any Indemnitee, with counsel reasonably satisfactory to such Indemnitee, and the fees and expenses of such counsel shall be at the sole cost and expense of the Seller. Notwithstanding the foregoing, any Indemnitee shall be entitled, at his or its expense, to employ counsel separate from counsel for the Seller and from any other party in such action, proceeding, or investigation. No Indemnitee may agree to a settlement of a claim without the prior written approval of the Seller, which approval shall not be unreasonably withheld.

               (c) Notwithstanding the above, if the claim for indemnification arises of a breach of the representations set forth in Section 2.4, Purchaser, at its option, shall have the sole right to represent

WAIG in any federal, state, local or foreign tax matter, including any audit or administrative or judicial proceeding or the filing of an amended return.
Seller agrees that it will cooperate fully with Purchaser and its counsel in the defense or compromise of any such tax matter.

               (d) The Seller shall not have any obligation to indemnify any Indemnitee from and against any loss or claim under this Section 8.1 until the Indemnitees shall have collectively suffered losses in excess of $5,000.

               (e) The Seller shall have no obligation to indemnify any Indemnitee for any Loss under this Section 8.1 or any other Section of this Agreement at any time after Seller shall have indemnified Indemnitees in an amount equal to $650,000.

Section 8.2    SURVIVAL.

               (a) Subject to the provisions of Section 8.2(b), the covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing and the delivery of the purchase price by the Purchaser, irrespective of any investigation made by or on behalf of any party.

               (b) The liabilities and obligations of the Seller under this Agreement shall be subject to the following limitations. The Seller shall have no liability or obligation with respect to any claim for a breach of a representation or warranty under this Agreement made after eighteen (18) months from the Closing Date except for claims arising out of a breach of the representations as to tax liabilities under Section 2.4, with respect to which the Seller shall remain liable until ninety (90) days after the expiration of the applicable statute of limitations relating to such tax liabilities.

IX.  MISCELLANEOUS.

Section 9.1    BROKERAGE FEES.

               If any person shall assert a claim to a fee, commission, or other compensation on account of alleged employment as a broker or finder, in connection with or as a result of any of the transactions contemplated by this Agreement, the Seller shall (subject to the next sentence) indemnify and hold harmless the Indemnitees against any and all Claims (as defined in Section 8.1), as and when incurred, arising out of, based upon, or in connection with such Claim by such person, except to the extent that it is determined in any suit, action, or proceeding that the Purchaser or any Indemnitee had engaged such broker or finder.

Section 9.2    REGULATORY FILINGS.

               WAIG and Olympic each agree to prepare and file all required documents, submissions, notices, amended applications or similar filings with federal, state, and local regulatory authorities and the NASD to effect and given evidence of the transaction contemplated by this Agreement.

Section 9.3    FURTHER ACTIONS.

               At any time and from time to time, each party agrees, as its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

Section 9.4    SUBMISSION TO JURISDICTION.

               Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the State of Washington, and of any federal court located in the State of Washington, in connection with any action or proceeding arising out of or relating to, or a breach of, this Agreement, or of any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement.

Section 9.5    MERGER; MODIFICATION.

               This Agreement and the Schedules and Exhibits attached hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party to be charged.

Section 9.6    NOTICES.

               Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States) or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9.6).
Any notice given to the Purchaser shall be addressed to the attention of Mark Roth, Esq., and a copy of such notice (which copy shall not constitute notice) shall also be sent to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019-4315 Attention: Alan I. Annex, Esq. Any notice given to the Seller shall be addressed to the attention of Edward R. Foraker, West America Corporation, P.O. Box 40, Dewey, Oklahoma 74029. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this
Section 9.6. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act) except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section
9.5 shall be deemed given at the time of receipt thereof.

Section 9.7    WAIVER.

               Any waiver by any party of a breach of any terms of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

Section 9.8    BINDING EFFECT.

               The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchaser, and its successors and assigns and each Seller and his respective assigns, heirs, and personal representatives, and shall inure to the benefit of each Indemnitee and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

Section 9.9    NO THIRD-PARTY BENEFICIARIES.

               This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in 9.7).


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

Section 9.10   SEPARABILITY.

               If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 9.11   HEADINGS.

               The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

Section 9.12   COUNTERPARTS; GOVERNING LAW.

               This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of Washington, without giving effect to the rules governing the conflict of laws.


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

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                              WESTAMERICA CORPORATION


                              By:  /s/ Edward R. Foraker
                                   -----------------------------------
                              Name:  Edward R. Foraker
                              Title: Chairman


                              OLYMPIC CASCADE FINANCIAL CORPORATION


                              By: /s/ Steven A. Rothstein
                                  ------------------------------------
                              Name:  Steven A. Rothstein
                              Title: Chairman


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